UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2018

FOOTHILLS EXPLORATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-190836	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

633 17th Street, Suite 1700

Denver, CO 80202

 (Address of Principal Executive Offices)

(720) 449-7478

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2018, at a special meeting of the Board of Directors (the “Board”) of Foothills Exploration, Inc. (“FTXP” or the “Company”) the Board voted to grant all current executive officers and directors the right to convert part or all of their respective accrued unpaid salaries for 2017 and year-to-date through April 30, 2018, into shares of restricted FTXP common stock.

The Company owes its executive officers and directors the amounts set forth below for 2017 and year-to-date through April 30, 2018 accrued unpaid salaries:

●	Kevin J. Sylla – $229,400
●	B.P. Allaire – $110,300
●	Christopher C. Jarvis – $166,000
●	Alex M. Hemb – $171,750

The Board believes that restructuring the salary-owed debt above is in the best interests of the Company and its shareholders. The Board resolved to offer to the aforementioned persons the following shares of restricted FTXP common stock in satisfaction of the above-noted amounts:

Recipient	Total Restricted Shares of FTXP Common Stock Issuable for Debt Satisfaction (in whole or in part on pro-rata basis)
Kevin J. Sylla	1,529,333
B.P. Allaire	795,333
Christopher C. Jarvis	1,106,667
Alex M. Hemb	1,145,000

The Board resolved further that each of the proposed recipients so named above shall have forty-five (45) days from the May 9, 2018 Board meeting in which to accept the foregoing, whether in whole or in part, by completing and delivering to the Company’s CEO a signed common stock election form, detailing the amount of salary-owed debt each recipient elects to convert into restricted shares of FTXP common stock and the pro-rata amount of the above restricted shares of FTXP common stock each recipient wishes to receive in lieu of said cash compensation.

It was resolved further by the Board that if the Company does not receive from any of the above-named persons an executed common stock election form on or before June 23, 2018, by which all or some portion of their respective salary-owed debt is settled in full or in ratio to the total debt owed, this offer shall expire, terminate and have no further effect whatsoever.

All parties understand that the foregoing is a compromise in settlement and that the securities to be received are highly speculative, do not do not necessarily translate into any particular amount that each recipient may recover on sale, that the securities are illiquid and may never be sold and further that each recipient is hereby accepting a risk of complete loss.

The Board has no independent directors and the proposed foregoing transaction is not an “arm’s length” transaction reviewed with or passed upon by any qualified independent third party. The Board believes nevertheless, that the elimination of over $677,000 of debt for the equity amounts given above by conversion of these obligations into equity of the Company in the form of restricted shares of common stock represents a benefit to the Company.

Item 8.01. Other Events.

Effective May 9, 2018, the Board also awarded warrants to purchase 650,000 shares of FTXP common stock to an outside service provider at a strike price of $0.20 per share and with an exercise term of 48 months. A copy of the warrant is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of FTXP Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2018

FOOTHILLS EXPLORATION, INC.

By:	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer